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                                                                   Exhibit 10.36

                              SECURITY AGREEMENT


         THIS SECURITY AGREEMENT dated as of November 1, 1999 ("Security Agreement"), is made by WESTERN MULTIPLEX CORPORATION, a Delaware corporation ("Grantor"), in favor of CREDIT SUISSE FIRST BOSTON, as Agent for Banks under the Credit Agreement (as defined below) (in its capacity as Agent, "Secured Party").

                                   RECITALS

         A. Pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Secured Party and Banks (as the same may from time to time be amended, modified, supplemented or restated, the "Credit Agreement"), Banks have agreed to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in the Credit Agreement (collectively, the "Loans").

         B. Banks are willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement.

                                   AGREEMENT

         Now, THEREFORE, in order to induce blanks to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

         1. DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

         "Contracts" means all contracts, undertakings, franchise agreements or other agreements in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

         "Copyright License" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright
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owned by a third party.

         "Copyrights" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

         "License" means any Copyright License, Patent License, Trademark License or other license of intellectual property rights or interests now held or hereafter acquired by Grantor.

         "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Patent License" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any Patent (whether Grantor is the licensee or the licensor thereunder).

         "Patents" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations in part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

         "Secured Obligations" means (a) the obligation of Grantor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy) the Loans, (b) the obligation of Grantor to pay any fees, costs and expenses of the Secured Party under the Credit Agreement or under Section 6(b) hereof and (c) all other indebtedness, liabilities and obligations of Grantor to Secured Party, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with any written agreement or otherwise.
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         "Trademark License" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

         "Trademarks" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof, (c) the goodwill of the business symbolized by or associated with the Marks, (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement and (e) rights to sue for past, present and future infringements of the Marks.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

         In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: "Account Debtor"; "Accounts"; "Chattel Paper"; "Deposit Accounts"; "Equipment"; "Financial Assets"; "Fixtures"; "General Intangibles"; "Instruments"; "Inventory"; "Investment Property"; "Proceeds". Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired by Grantor.

         All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

         2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party and Banks to cause the Loans to be made, Grantor hereby grants to Secured Party for the benefit of Banks, a security interest in all of Grantor's right, title and interest, if any, in, to and under the following (all of which being collectively referred to herein as the "Collateral"):

             (a)  All Accounts of Grantor;

             (b)  All Chattel Paper of Grantor;
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             (c)  All Contracts of Grantor;

             (d)  All Deposit Accounts of Grantor;

             (e)  All Documents of Grantor;

             (f)  All Equipment of Grantor;

             (g)  All Financial Assets of Grantor;

             (h)  All Fixtures of Grantor;

             (i) All General Intangibles of Grantor, including, without limitation, all Copyrights, Patents, Trademarks, Licenses, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how and models;

             (j)  All Instruments of Grantor;

             (k)  All Inventory of Grantor;

             (l)  All Investment Property of Grantor;

             (m) All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

             (n) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing; provided, however, that "Collateral" shall not include any equipment lease, equipment financing agreement or Equipment which is the subject of an equipment lease or equipment financing agreement to the extent and for so long as the grant of a security interest therein is expressly prohibited by the terms of any enforceable provision of such equipment lease or equipment financing agreement.

         3.  RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS.


             (a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the
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obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

             (b) Secured Party authorizes Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default and with prior written notice to Grantor, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

             (c) Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, with prior written notice to Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts. Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the request of Secured Party at any time after the occurrence and during the continuance of an Event of Default, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

          4. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party that:

             (a) Except for the security interest granted to Secured Party under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens.

             (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except for Permitted Liens.

             (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights. Upon the filing of appropriate financing statements and the taking of other actions specified on Schedule C, Secured Party will have a fully perfected first priority security interest in all of the Collateral in which Grantor now has rights subject only to Permitted Liens. This Security Agreement will create a legal and valid and
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fully perfected first priority security interest in the Collateral in which
Grantor later acquires rights, when Grantor acquires those rights subject only to Permitted Liens and additional filings to be made with the United States Copyright Office, Patent and Trademark Office and/or other offices as are necessary to perfect Secured Party's security interest in subsequent ownership rights and interests of Grantor in the Collateral.

             (d) On the date hereof, Grantor's chief executive office, principal place of business and the place where Grantor maintains its records concerning the Collateral are located at the address set forth on the signature page hereof on the date hereof, the Collateral is located at such address and at such additional addresses set forth on Schedule A attached hereto.

             (e) All copyright, patent and trademark registrations and applications owned by Grantor on the date hereof are listed on Schedule B attached hereto.

          5. COVENANTS. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

             5.1 Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than as permitted by the Credit Agreement.

             5.2 Relocation of Business or Collateral. Grantor shall not relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section
5.1 immediately above) from such address(es) provided to Secured Party pursuant to Section 4(d) above without prior written notice to Secured Party.

             5.3 Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except Permitted Liens.

             5.4 Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

             5.5 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

             5.6 Registration of Intellectual Property Rights. Grantor shall promptly register or cause to be registered (to the extent not already registered and consistent with good faith business judgment) the most recent version of any Copyright and any Copyright License and any Patent, Patent License, Trademark or Trademark License, which, individually or in the aggregate, is material to the conduct of Grantor's business, with the United States Copyright Office or Patent and Trademark Office, as applicable, including, without limitation, in all such
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cases the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

             5.7 Notification Regarding Changes in Intellectual Property. Grantor shall promptly advise Secured Party of any subsequent ownership right or interest of Grantor in or to any material Copyright, Patent, Trademark or License not specified on Schedule B hereto and hereby authorizes and appoints Secured Party as Grantor's attorney-in-fact solely to the extent necessary to modify or amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights.

             5.8 Defense of Intellectual Property. Grantor shall (i) protect, defend and maintain the validity and enforceability of all material current and future Copyrights. Patents and Trademarks, (ii) use its best efforts to detect material infringements of such Copyrights, Patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any material Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party in each case unless reasonable business practice would determine that any such failure to act or abandonment is appropriate.

             5.9 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written reasonable request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, facilitating the filing of UCC-1 Financing Statements in all applicable jurisdictions and this Security Agreement (and any amendment hereto) or a collateral assignment (and any amendments thereto) with the United States Copyright Office and/or Patent and Trademark Office, as applicable.

             5.10 Maintenance of Insurance. Grantor shall maintain, with financially sound and reputable companies, insurance policies insuring (a) its Equipment, Fixtures and Inventory against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (b) to the extent requested by Secured Party, Grantor and Secured Party against liability for personal injury and property damage relating to such Equipment, Fixtures and Inventory. Such policies are to be in such amounts and against at least such risk as are usually insured against in the same general area by companies of the same or a similar size engaged in the same or a similar business as Grantor. Grantor, at its expense, shall obtain a loss payable endorsement to each such policy for the benefit of Secured Party. Grantor shall, if so requested by Secured Party, deliver to Secured Party, as often as Secured Party may reasonably request, a report of a reputable insurance broker satisfactory to Secured Party with respect to the insurance on its Equipment, Fixtures and Inventory. All insurance with respect to the Equipment, Fixtures and Inventory shall provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least thirty (30) days after receipt by Secured Party of written notice thereof.
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          5.11 Right of Inspection and Audit. Upon reasonable notice to Grantor
(unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Secured Party shall at all times have fall and free access during normal business hours to all the books and records and correspondence of Grantor, and Secured Party or any agents or representatives of Secured Party may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Secured Party and its agents and representatives shall also have the right to enter into and upon any premises where any of the Equipment, Fixtures or Inventory is located for the purpose of conducting audits and making physical verifications of such Equipment, Fixtures and Inventory and test verifications of the Accounts in any manner and through any medium that it considers advisable, and Grantor agrees to furnish all such assistance and information as Secured Party may reasonably require in connection therewith.

          5.12 Continuous Perfection. Grantor shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Grantor gives Secured Party prior written notice thereof and takes all action necessary or reasonably requested by Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading.

          5.13 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Grantor hereby irrevocably appoints Secured Party (and any of Secured Party's designated officers or employees) as Grantor's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Secured Party's security interest in the Accounts; (b) endorse Grantor's name on any checks or other forms of payment or security that may come into Secured Party's possession; (c) sign Grantor's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors, (d) make, settle and adjust all claims under and decisions with respect to Grantor's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Secured Party determines to be reasonable; (f) modify, in its sole discretion, any intellectual property security agreement entered into between Grantor and Secured Party without first obtaining Grantor's approval of or signature to such modification by amending reference to any right, title or interest in any Copyrights, Patents or Trademarks, acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks, in which Grantor no longer has or claims any right, title or interest; (g) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law; and (h) transfer any intellectual property Collateral into the name of Secured Party or a third party to the extent permitted under the UCC. The appointment of Secured Party as Grantor's attorney in fact, and each and every one of Secured Party's rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations
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have been fully repaid and performed and Secured Party's obligation to provide advances hereunder is terminated.

     6.   RIGHTS AND REMEDIES UPON DEFAULT.

          (a) If any Event of Default shall occur and be continuing, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event, and during the existence and continuance of an Event of Default, Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell,. lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Secured Party's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Secured Party's request and during the existence and continuance of an Event of Default, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Grantor's premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 6(d) hereof, Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Secured Party. Grantor agrees that Secured Party need not give more than ten
(10) days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Grantor at its address set forth on the signature page hereof, of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled, Grantor also being liable for the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Grantor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys' fees, reasonably incurred in connection with the enforcement of any of its rights and remedies hereunder.
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          (c)  Grantor hereby waives presentment, demand, protest or any notice
(to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

               FIRST, to Secured Party in an amount sufficient to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances reasonably incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

               SECOND, to Secured Party in an amount equal to the then unpaid Secured Obligations; and

               FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

     7. INDEMNITY. Grantor agrees to defend, indemnify and hold harmless Secured Party, Banks, and their officers, employees, and agents against (a) all obligations, demands, claims and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred or paid by Secured Party or Banks as a result of or in any way arising out of or following transactions between Secured Party, Banks and Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys' fees and expenses for one firm of counsel), except for losses arising from or out of Secured Party's or any Bank's gross negligence or willful misconduct.

     8. LIMITATION ON SECURED PARTY'S DUTY IN RESPECT OF COLLATERAL. Secured Party shall deal with the Collateral in the same manner as it deals with similar property for its own account. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

     9. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been
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made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     10.  MISCELLANEOUS.

          10.1 No Waiver; Cumulative Remedies.

               (a) Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

               (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law.

               (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

          10.2 Releases.

               (a) At such time as the Secured Obligations shall have been paid and performed in full, the Collateral shall be released from the Liens created hereby, and this Security Agreement and all obligations of Secured Party and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantor. At the request and sole expense of Grantor following any such termination Secured Party shall deliver to Grantor any Collateral held by Secured Party hereunder, and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

               (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by Grantor in a manner permitted by the Credit, then Secured Party, at the request and sole expense of Grantor, shall execute and deliver to Grantor all releases or other documents reasonably requested for the release of the Liens created hereby on such Collateral.

               (c) This Security Agreement and the security interests granted herein shall remain in full force and effect and continue to be effective if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored or returned, the Secured Obligations and the security interests granted herein shall be reinstated and the Secured Obligations shall be deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored or returned.

          10.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Secured Party hereunder.

          10.4 Notices. Any notice or other communication hereunder to any party shall be addressed and delivered (and shall be deemed given) in accordance with the Credit Agreement to the addresses set forth on the signature page hereof.

          10.5 Counterparts. This Security Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          10.6 Severability. If any provision of this Security Agreement is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Security Agreement shall be deemed valid and enforceable to the fullest extent possible under applicable law.

          10.7 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.



ADDRESS OF GRANTOR                           WESTERN MULTEPLEX CORPORATION



1196 Borregas Avenue                         By: /s/ Jeffrey M. Hendren
                                                ------------------------------
Sunnyvale, CA 94089

_____________________________                Printed Name: Jeffrey Hendren
                                                          --------------------
Attn: Chief Financial Officer
                                             Title: Vice President
                                                    --------------------------


ACCEPTED AND ACKNOWLEDGED BY:

CREDIT SUISSE FIRST BOSTON, AS AGENT FOR BANKS


By: /s/ Chris Horgan
   ------------------------------------------

Printed Name: Chris T. Horgan
             --------------------------------

Title: Vice President
      ---------------------------------------


By: /s/ Kristin Lepri
   ------------------------------------------

Printed Name: Kristin Lepri
             --------------------------------

Title: Associate
      ---------------------------------------

                                                                      Schedule A
                                                           to Security Agreement
                                                           ---------------------

                            Location of Collateral
                            ----------------------

1.   1196 Borregas Avenue
     Sunnyvale, CA 94089

2.   Koram
     86 Bonventura Drive
     San Jose, CA 95134

3.   Isis Surface Mounting
     40 East Daggett Drive
     San Jose, CA 95134

4.   Antron
     1050 North Fifth Street
     Suite D
     San Jose, CA 95112

5.   Sonic Mfg. Technologies
     46716 Lakeview Boulevard
     Fremont, CA 94538

6.   Pemstar
     2020 South Tenth Street
     San Jose, CA 95112

7.   West Coast Magnetics, Inc.
     3728 Imperial Way
     Building A
     Stockton, CA 95215

8.   Berkeley Magnetics, Inc.
     c/o Touchstone Technical Sales
     1836 Stone Avenue
     San Jose, CA 95125

9.   S&K Precision
     1139 Bush Street
     San Carlos, CA 94071

10.      Renner Plaza, Suite 178
         251 W. Renner Parkway
         Richardson, TX

11.      International Center, Suite 142
         11000 East Yale
         Aurora, CO

12.      1700 East 13th Street, #4A
         Cleveland, OH

                                                                      Schedule B
                                                           to Security Agreement
                                                           ---------------------

                             INTELLECTUAL PROPERTY
                             ---------------------
                                  Copyrights
                                  ----------

None.
                                    Patents
                                    -------

                                            Registration/       Registration/
Description                                 Application Number  Application Date
-----------                                 ------------------  ----------------

1. "Method and Apparatus for Isolating      09/033,507          March 2, 1998
   High Frequency Signals In A Multi-
   Layered Printed  Circuit Board"
   [Application]

2. "Method and Apparatus for Isolating      09/053,045          April 1, 1998
   High Frequency Signals In A Printed
   Circuit Board"
   [Application]


                                  Trademarks
                                  ----------

                                            Registration/       Registration/
Description                                 Application Number  Application Date
-----------                                 -----------------   ----------------

1. Highly stylized letters, WM and          1,317,724           February 5, 1985
   design and Western Multiplex
   Corporation for Electronic
   Communications and Test Units

2. Highly stylized letters "WM" and         2,076,271           July 1, 1997
   design for Microwave Radio
   Equipment

3. Highly stylized letters "WM" and         1,298,505           October 2, 1984
   design for Electronic Communications
   and Test Units.

4. Highly stylized letters, WM and          2,067,842           June 3, 1997
   design and Western Multiplex
   Corporation Microwave Radio
   Equipment

                                                                      Schedule C
                                                           to Security Agreement
                                                           ---------------------

                            UCC Filing Jurisdictions
                            ------------------------

1.  California: Secretary of State

2.  Texas: Secretary of State

3.  Ohio: Secretary of State and Cuyahoga County

4.  Colorado: Secretary of State


                                 Other Filings
                                 -------------

1.  U.S. Copyright Office

2.  U.S. Patent and Trademark Office

                                   EXHIBIT A
                                      to
                          FINANCING STATEMENT Between
                     Credit Suisse First Boston, as Agent,
                               as Secured Party
                                      and
                   Western Multiplex Corporation, as Debtor



     This Financing Statement covers all right, title, and interest of the Debtor in, to and under all of the following (collectively, the "Collateral"):

            (a)   All Accounts of Debtor;

            (b)   All Chattel Paper of Debtor;

            (c)   All Contracts of Debtor;

            (d)   All Deposit Accounts of Debtor;

            (e)   All Documents of Debtor;

            (f)   All Equipment of Debtor;

            (g)   All Financial Assets of Debtor;

            (h)   All Fixtures of Debtor;

            (i) All General Intangibles of Debtor, including, without limitation, all Copyrights, Patents, Trademarks, Licenses, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how and models;

            (j)   All Instruments of Debtor;

            (k)   All Inventory of Debtor;

            (1)   All Investment Property of Debtor;

            (m) All other goods and personal property of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased, consigned by or to Debtor; and

            (n) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing; provided, however, that "Collateral" shall not include any equipment lease or

Debtor:           Western Multiplex Corporation
Secured Party:    Credit Suisse First Boston, as Agent


equipment financing agreement or Equipment which is the subject of an equipment lease or equipment financing agreement to the extent and for so long as the grant of a security interest therein is expressly prohibited by the terms of any enforceable provision of such equipment lease or equipment financing agreement.

1. DEFINED TERMS. When used herein the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

     "Contracts" means all contracts, undertakings, franchise agreements or other agreements in or under which Debtor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     "Copyright License" means any written agreement, in which Debtor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Debtor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Debtor has obtained the exclusive right to use a copyright owned by a third party.

     "Copyrights" means all of the following in which Debtor now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications; (e) prior versions of works covered by copyright and all works based upon, derived from, or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

      "License" means any Copyright License, Patent License, Trademark License or other license of intellectual property rights or interests now held or hereafter acquired by Debtor.

      "Patent License" means any written agreement, in which Debtor now holds or hereafter acquires any interest, granting any right with respect to any Patent (whether Debtor is the licensee or the licensor thereunder).

Debtor:           Western Multiplex Corporation
Secured Party:    Credit Suisse First Boston, as Agent

      "Patents" means all of the following in which Debtor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-inpart or extensions thereof, (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications. (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation. damages. claims and recoveries for past, present or future infringement, and (f) rights to sue for past, present and future infringement of any patent.

      "Trademark License" means any written agreement in which Debtor now holds or hereafter acquires any interest granting any right in and to any Trademark or Trademark, registration (whether Debtor is the licensee or the licensor thereunder).

      "Trademarks" means any of the following in which Debtor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

      "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

      In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: "Account Debtor"; "Accounts"; "Chattel Paper"; "Deposit

Debtor:           Western Multiplex Corporation
Secured Party:    Credit Suisse First Boston, as Agent

Accounts"; "Documents"; "Equipment"; "Financial Assets"; "Fixtures"; "General Intangibles"; "Instruments"; "Inventory"; "Investment Property"; "Proceeds". Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Debtor.